Exhibit 10.18

EXECUTION COPY

LOAN SALE AGREEMENT

by and between

BCC MIDDLE MARKET CLO 2019-1, LLC,
as the Issuer

and

BAIN CAPITAL SPECIALTY FINANCE, INC.,
as the Transferor

Dated as of August 28, 2019

i

TABLE OF CONTENTS

(continued)

		Page

Section 7.5.	GOVERNING LAW; JURY WAIVER	16
Section 7.6.	Counterparts	16
Section 7.7.	Bankruptcy Non-Petition and Limited Recourse; Claims	16
Section 7.8.	Binding Effect; Assignability	17
Section 7.9.	Headings and Exhibits	17
Section 7.10.	Third-Party Beneficiaries	17

ii

SCHEDULES AND EXHIBITS

Schedule I	-	Sale Portfolio List

Exhibit A	-	Form of Loan Assignment

iii

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT, dated as of August 28, 2019, by and between BAIN CAPITAL SPECIALTY FINANCE, INC., a Delaware corporation, as the transferor (the “Transferor”) and BCC MIDDLE MARKET CLO 2019-1, LLC, a Cayman Islands limited liability company, as the issuer (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Issuer has agreed to Purchase (as hereinafter defined) from the Transferor on the Closing Date and from time to time thereafter, and the Transferor has agreed to Sell (as hereinafter defined) to the Issuer on the Closing Date and from time to time thereafter, certain Conveyed Collateral (as hereinafter defined), in each case, on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Transferor, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.                                 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Indenture (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Indenture. The terms “include” or “including” mean “include without limitation” or “including without limitation.” The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Indenture (as hereinafter defined); provided that, if, within such definition in the Indenture a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2.                                 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Loan Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Closing Date Participation Interest” has the meaning specified in the Indenture.

“Conveyed Collateral” means the assets (and any participation interests therein, including without limitation, the Closing Date Participation Interests) listed on Schedule I and related Assets.

“Cut-Off Date” means, any Business Day, including the Closing Date or, in the case of each Closing Date Participation Interest, the Elevation Date, on which any Sale Portfolio is acquired by the Issuer pursuant to the terms of this Agreement.

“Elevation” means, with respect to each Closing Date Participation Interest, the event whereby such Closing Date Participation Interest is elevated to an assignment.

“Elevation Date” means, with respect to each Closing Date Participation Interest, the date of its Elevation.

“Excluded Amounts” means, with respect to any Sale Portfolio: (a) any amount received by, on or with respect to such Sale Portfolio, which amount is attributable to the payment of any tax, fee or other charge imposed by any Governmental Authority on a Collateral Obligation included therein, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party pursuant to escrow arrangements, (c) any accrued and unpaid interest on any Collateral Obligation with respect to the period of time prior to and excluding the Closing Date and (e) any Equity Security related to any Collateral Obligation that the Transferor determines will not be transferred by the Transferor in connection with the Sale of any related Collateral Obligation hereunder.

“Income Collections” has the meaning specified in Section 2.1(b).

“Indenture” means that certain Indenture, dated on or about the date hereof, by and between the Issuer and Wells Fargo Bank, National Association, as trustee, as such may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Issuer” has the meaning specified in the Preamble.

“Lien” means any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan Assignment” means a Loan Assignment executed by the Transferor, substantially in the form of Exhibit A attached hereto.

“Permitted Liens” means, with respect to any Sale Portfolio:  (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Purchase” means a purchase by the Issuer of Conveyed Collateral from the Transferor pursuant to Article II.

“Purchase Price” has the meaning specified in Section 2.2.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Transferor in the Conveyed Collateral.

“Schedule I” means the schedule of all Collateral Obligations that are Sold by the Transferor to the Issuer on a Cut-Off Date, as supplemented on any subsequent Cut-Off Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.

“Transferor” has the meaning specified in the Preamble.

“Transfer Taxes” means any tax, fee or governmental charge payable by the Issuer, the Transferor or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Collateral Obligation, the related Underlying Instruments (if any) and/or any other related Assets from the Transferor to the Issuer under this Agreement (excluding taxes measured by net income).

Section 1.3.                                 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4.                                 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.

Section 1.5.                                 Certain References. All references to the Principal Balance of a Collateral Obligation as of a Cut-Off Date shall refer to the close of business on such day.

ARTICLE II.

SALE AND PURCHASE OF THE CONVEYED COLLATERAL

Section 2.1.                                 Sale and Purchase of the Conveyed Collateral.

(a)                                 Subject to the terms and conditions of this Agreement, on the Closing Date and each Cut-Off Date thereafter (including, for the avoidance of doubt, in the case of each Closing Date Participation Interest, the Elevation Date), the Transferor hereby agrees to (i) sell, assign and otherwise convey (collectively, “Sell” and any such sale, assignment and/or other conveyance, a “Sale”), to the Issuer, without recourse, and the Issuer hereby agrees to purchase, all right, title and interest of the Transferor (whether now owned or hereafter acquired or arising, and wherever located) in and to the Sale Portfolio designated by the Transferor and (ii) transfer to, or cause the deposit into, the Collection Account of all Interest Proceeds, Principal Proceeds and/or other Monies received by the Transferor on account of any Sale Portfolio hereunder on and after the Cut-Off Date with respect to such Sale Portfolio and required to be deposited in the Collection Account pursuant to the Indenture, in each case, within two Business Days of the receipt thereof.  The Transferor hereby acknowledges that each Sale to the Issuer hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Transferor.

(b)                                 It is understood and agreed by the parties hereto that certain of the initial Collateral Obligations being transferred hereunder from the Transferor to the Issuer are not expected to settle on the Closing Date.  Therefore, in order to grant the economic benefits associated with such Collateral Obligations to the Issuer on the Closing Date, (i) the Transferor agrees to sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse except to the extent specifically provided herein, and the Issuer agrees to purchase from the Transferor, a 100% undivided participation interest in the Transferor’s interest in each Collateral Obligation listed on Schedule I and identified as a “participation” (each such Collateral Obligation, a “Closing Date Participation Interest”), which interest shall be understood to include all the Transferor’s right, title, benefit and interest in and to any interest accruing from and after the Closing Date, any payments, proceeds or other period distributions to the extent provided in Section 2.3 (the “Income Collections”), the legal title to which is held by the Transferor and (ii) the Issuer hereby acquires the Closing Date Participation Interests and assumes and agrees to perform and comply with all assumed obligations of the Transferor with respect thereto.  The parties hereby agree to treat the transfer of the Closing Date Participation Interests by the Transferor to the Issuer as a sale and purchase on all of their respective relevant books and records.

(c)                                  The Transferor and the Issuer hereby acknowledge and agree that (i) the conveyance of the Closing Date Participation Interests is being effectuated pursuant to this Agreement and the Master Participation Agreements instead of an assignment of the Transferor’s legal interest in and title to each of the Closing Date Participation Interests (the transfer to the Issuer of which will not be effective until the individual assignments of each Closing Date Participation Interest become effective) because the conditions precedent under the related Underlying Instruments to the transfer, assignment and conveyance of the Transferor’s legal interest in and title to the Closing Date Participation Interests may not otherwise be fully satisfied as of the Closing Date and (ii) the conveyance of the Closing Date Participation Interests hereunder shall have the consequence that the Transferor does not have an equitable interest in the Closing Date Participation Interests and the Issuer holds 100% of the equitable interest in the Closing Date Participation Interests.  The Issuer has prepared, or will prepare on or following the Closing Date, individual assignments consistent with the requirements of the related Underlying Instruments and provide them to the Persons required under such Underlying Instruments, which assignments will become effective in accordance with such Underlying Instruments upon obtaining certain consents thereto or upon the passage of time or both.  Upon receipt by the Transferor or the Issuer of the effective assignment of any Closing Date Participation Interest participated pursuant to this Section 2.1, the Transferor, for value received, hereby sells to the Issuer, and the Issuer hereby purchases from the Transferor all of the Transferor’s right, title and interest in, to and under such Closing Date Participation Interest.

(d)                                 The Transferor shall on each Cut-Off Date execute and deliver to the Issuer a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Transferor to the Issuer on such Cut-Off Date. From and after such Cut-Off Date, the Sale Portfolio listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.

(e)                                  On and after each Cut-Off Date hereunder and upon payment of the Purchase Price therefor, the Issuer shall own the Sale Portfolio Sold by the Transferor to the Issuer on such Cut-Off Date, and the Transferor shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Sale Portfolio.

(f)                                   In connection with each Purchase of any Sale Portfolio hereunder, the Transferor shall cause to be Delivered to the Custodian (with a copy to the Trustee), the Underlying Instruments and other Assets related to the Collateral Obligations that are a part of such Sale Portfolio being Sold by the Transferor in accordance with the terms of the Indenture.

(g)                                  In connection with the Purchase by the Issuer of any Sale Portfolio as contemplated by this Agreement, the Transferor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Cut-Off Date, and its financial statements, that such Sale Portfolio has been purchased by the Issuer in accordance with this Agreement.

(h)                                 The Transferor further agrees to deliver to the Issuer on or before each Cut-Off Date a computer file containing a true, complete and correct list of all Collateral Obligations to be Sold hereunder on such Cut-Off Date, identified by the related Obligor’s name and Principal Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Issuer as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.

(i)                                     The parties hereto acknowledge and agree that, solely for administrative convenience, any amount paid in cash by the Issuer to any Closing Date Seller pursuant to a Master Participation Agreement on account of its purchase of a participation interest in any of the initial

Collateral Obligations to be conveyed thereunder shall be treated for all purposes hereunder as if such amount had been paid by the Issuer to the Transferor, in partial or full satisfaction of its obligations to pay the purchase price of such initial Collateral Obligations.

Section 2.2.                                 Purchase Price. The purchase price for (a) the Sale Portfolio Sold on the Closing Date to the Issuer and (b) each Sale Portfolio Sold after the Closing Date to the Issuer (collectively, the “Purchase Price”) shall be the value thereof as determined by the board of directors of the Transferor in accordance with the Investment Company Act (but in no event at less than fair market value).  The Purchase Price paid in connection with the transfer of the Sale Portfolio from the Transferor to the Issuer on the Closing Date shall consist of cash paid by the Issuer to the Transferor on the date hereof.  To the extent that such cash so paid on the date hereof is less than the Purchase Price of the Sale Portfolio purchased on the Closing Date, the difference shall be deemed a capital contribution from the Transferor to the Issuer on the date hereof.  After the Closing Date, to the extent the cash paid for any Sale Portfolio is less than the fair market value thereof, the difference will be deemed to be a capital contribution made by Transferor to the Issuer.

Section 2.3.                                 Closing Date Participation Interests.

(a)                                 With respect to each Closing Date Participation Interest, the Issuer shall acquire all rights to Income Collections, which, for the avoidance of doubt, shall not include any Excluded Amounts.

(b)                                 If at any time on or after the Closing Date the Transferor receives any Income Collections, the Transferor shall deliver such Income Collections promptly to the Issuer.  If at any time on or after the Closing Date the Transferor receives any other payment (including principal, interest (to the extent relating to the period from and after the Closing Date) or any other amount) with respect to a Closing Date Participation Interest, the Transferor shall deliver such payment promptly to the Issuer, and in the case of any such payment of interest, the Transferor shall provide a written notice to the Issuer at the time of such delivery setting forth calculations and certifying as to the portion of any interest received that relates to the period from and after the Closing Date.

(c)                                  Without limiting the foregoing, the Transferor agrees (i) until the Elevation of each Closing Date Participation Interest has been completed, to maintain its existing custodial arrangements and bank accounts established to receive proceeds of such Closing Date Participation Interest and (ii) to remit (or cause to be remitted) to the Issuer, promptly (but not more than two Business Days) after receipt of such payment and identification thereof, each payment received in connection with each Closing Date Participation Interest to which the Issuer is entitled in accordance with Section 2.1 (which, for the avoidance of doubt, shall not include any Excluded Amounts).  The Transferor acknowledges that from and after the Closing Date it shall have no equitable or beneficial interest in any payment received by it with respect to any Closing Date Participation Interest (other than any accrued and unpaid interest with respect to the period of time prior to and excluding the Closing Date).  If the Transferor modifies or amends (or directs the modification or amendment of) the standing instructions delivered to the Transferor’s custodian (or such other applicable custodian if not the Transferor’s custodian) on the date hereof in connection with this clause (c), the Transferor shall notify the Issuer of such modification or amendment.

(d)                                 Subject to the terms and provisions of the applicable Closing Date Participation Interest and of applicable law, the Transferor shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable, with respect to each such Closing Date Participation Interest and take such action (including the execution and delivery of an assignment agreement) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Closing Date Participation Interest and consistent with the terms of this Agreement.  The Transferor shall pay any transfer fees and other expenses payable in connection with an Elevation and the Issuer will reimburse the Transferor for half of such fees and expenses after receipt of an invoice therefor from the Transferor detailing such amounts.  The Issuer shall be responsible for any expenses of administering each Closing Date Participation Interest accrued from and after the Closing Date and prior to its Elevation.  At Elevation, the Transferor shall deliver such assignment and the credit documentation with respect to the related Closing Date Participation Interest in its possession to or as directed by the Issuer.

(e)                                  If the Transferor has not effected an Elevation of a Closing Date Participation Interest on or before the day that is 120 days from the Closing Date for whatever reason or if at any time prior thereto the Transferor is dissolved prior to effecting an Elevation, the Transferor (and any designated successor) agrees that, following any such date, the Issuer shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Closing Date Participation Interests, and in furtherance of the foregoing, effective immediately upon such date, the Transferor hereby makes, constitutes and appoints the Issuer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Issuer reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Closing Date Participation Interests.  In addition, the Transferor, effective as of the date hereof, hereby makes, constitutes and appoints the Issuer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Issuer reasonably deems appropriate or necessary to direct the Obligor or agent bank with respect to any Closing Date Participation Interest to deposit into the Collection Account Interest Proceeds and Principal Proceeds in respect of any Closing Date Participation Interest.  The foregoing powers of attorney are hereby declared to be irrevocable and a power coupled with an interest, and shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Transferor.

Section 2.4.                                 Nature of the Sales.

(a)                                 It is the express intent of the parties hereto that the Sale of any Sale Portfolio by the Transferor to the Issuer hereunder be, and be treated for all purposes (other than for accounting and tax purposes) as an absolute sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of any such Sale Portfolio by the Transferor to the Issuer to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, any such Sale Portfolio is held to continue to be property of the Transferor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC;

(ii) the transfer of any such Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Transferor to the Issuer of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to such Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Sale Portfolio together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Issuer (or the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) of such Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Issuer pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. Each of the Transferor and the Issuer shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in any Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under applicable law and will be maintained as such throughout the term of this Agreement. The Issuer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(b)                                 It is the intention of each of the parties hereto that each Sale Portfolio Sold by the Transferor to the Issuer pursuant to this Agreement shall constitute assets owned by the Issuer and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c)                                  The Issuer agrees to treat, and shall cause the Transferor to treat, for all purposes (other than for accounting and tax purposes), the transactions effected by this Agreement as sales of assets to the Issuer.

Section 2.5.                                 Delivery of Documents.

(a)                                 The Transferor and the Issuer acknowledge and agree that, solely for administrative convenience, any transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, any chain of endorsement) required to be executed and delivered in connection with the transfer of a Collateral Obligation in accordance with the terms of any related Underlying Instruments may reflect that (i) an affiliate of the Transferor (or any third party from whom the Transferor or the Issuer may purchase a Collateral Obligation) is assigning such Collateral Obligation directly to the Issuer or (ii) the Issuer is acquiring such Collateral Obligation at the closing of such Collateral Obligation.  Nothing in any such transfer document or assignment agreement (or, in the case of any Underlying Instrument that is in the form of a note, nothing in such chain of endorsement) shall be deemed to impair the transfers of the Collateral Obligations by the Transferor to the Issuer in accordance with the terms of this Agreement.

(b)                                 In furtherance of the foregoing, on the Closing Date, the Closing Date Sellers have entered into the Master Participation Agreements (as applicable) with the Issuer, in each case, to grant to the Issuer and directly settle, for administrative convenience, the Closing Date Participation Interests in the initial Collateral Obligations to be conveyed thereunder, respectively.  The parties have agreed to treat the grant of the applicable Closing Date Participation Interests by each Closing Date Seller to the Issuer as a distribution or sale, as applicable, of such Closing Date Participation Interests in the initial Collateral Obligations by each such Closing Date Seller to the Transferor, and a sale and/or contribution of each such Closing Date Participation Interest by the Transferor to the Issuer on all of their respective relevant books and records.  In furtherance of the foregoing and pursuant to each Master Participation Agreement, each Closing Date Seller has prepared individual assignments (or a master assignment) consistent with the requirements of the related Underlying Instruments and provide them to the Persons required under such Underlying Instruments, which assignments will become effective in accordance with such Underlying Instruments upon obtaining certain consents thereto or upon the passage of time or both.

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1.                                 Conditions Precedent to Effectiveness. This Agreement shall be effective upon the receipt by the Issuer of a copy of this Agreement duly executed by each of the parties hereto.

Section 3.2.                                 Conditions Precedent to All Purchases. The Purchase to take place on the Closing Date and each Purchase to take place on a subsequent Cut-Off Date hereunder shall be subject to the further conditions precedent that the Issuer shall have received a duly executed and completed Loan Assignment along with a Schedule I that is true, accurate and complete in all respects as of the related Cut-Off Date.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.                                 Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Issuer relies in acquiring each Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or purchasing the Notes or making the Class A-1L Loans. As of the Closing Date and each Cut-Off Date thereafter (unless a specific date is specified below), the Transferor represents and warrants to the Issuer for the benefit of the Issuer and each of its successors and assigns that:

(a)                                 Organization and Good Standing. The Transferor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own each Sale Portfolio and to Sell such Sale Portfolio to the Issuer hereunder.

(b)                                 Due Qualification. The Transferor is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(c)                                  Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and each Loan Assignment and (b) carry out the terms of this Agreement and each Loan Assignment and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and each Loan Assignment and the sale and assignment of an ownership interest in each Sale Portfolio on the terms and conditions herein provided. This Agreement and each Loan Assignment have been duly executed and delivered by the Transferor.

(d)                                 Valid Conveyance; Binding Obligations. This Agreement and each Loan Assignment and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Transferor, and this Agreement, together with the applicable Loan Assignment in each case, other than for accounting and tax purposes, shall effect valid Sales of each Sale Portfolio, enforceable against the Transferor and creditors of and purchasers from the Transferor, and this Agreement and each Loan Assignment shall constitute legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their respective terms, except as enforceability may be limited by Bankruptcy Law and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)                                  No Violation.  The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Transferor pursuant hereto or thereto in connection with the Sale of any Sale Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferor’s organizational documentation or any, contractual obligation of the Transferor, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Transferor’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law.

(f)                                   No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Loan Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Loan Assignment or (iii) seeking any determination or ruling that, if determined adversely to the Transferor, would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or the other Transaction Documents to which the Transferor is a party.

(g)                                  All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment to which the Transferor is a party have been obtained.

(h)                                 State of Organization, Etc. The Transferor has not changed its name since its incorporation. Except as permitted hereunder, the chief executive office of the Transferor (and the location of the Transferor’s records regarding the Sale Portfolio (other than those delivered to the Custodian)) is at the address of the Transferor set forth on the signature pages hereto. The Transferor’s only jurisdiction of incorporation is Delaware, and, except as permitted hereunder, the Transferor has not changed its jurisdiction of incorporation.

(i)                                     Solvency. The Transferor is not the subject of any bankruptcy proceedings. The Transferor is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Transferor, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business.

(j)                                    Compliance with Laws. The Transferor has complied in all respects with all applicable law to which it may be subject.

(k)                                 Taxes. The Transferor has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Transferor has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor), and no tax lien has been filed and, to the Transferor’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(l)                                     Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the Sale of any Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Transferor does not own or intend to carry or purchase, and no proceeds from the Sale of the Sale Portfolio will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U.

(m)                             Loan Assignments. Each Loan Assignment is accurate in all respects.

(n)                                 No Liens, Etc. Each Sale Portfolio to be acquired by the Issuer hereunder is owned by the Transferor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Transferor has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Issuer will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens).

(o)                                 Information True and Correct. All information heretofore furnished by or on behalf of the Transferor to the Issuer or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is accurate, true and correct and does not omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by or on behalf of the Transferor which was provided to the Transferor from an Obligor with respect to a Collateral Obligation, such information need only be accurate, true and correct to the knowledge of the Transferor.

(p)                                 Intent of the Transferor. The Transferor has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Issuer with any intent to hinder, delay or defraud any of the Transferor’s creditors.

(q)                                 Value Given. The Transferor has received reasonably equivalent value from the Issuer in exchange for the Sale of such Sale Portfolio Sold hereunder. No such Sale has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Law.

Section 4.2.                                 Representations and Warranties of the Transferor Relating to the Agreement and each Sale Portfolio. The Transferor makes the following representations and warranties, on which the Issuer relies in acquiring each Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or purchasing the Notes or making the Class A-1L Loans. As of the Closing Date and each Cut-Off Date, the Transferor represents and warrants to the Issuer for the benefit of the Issuer and each of its successors and assigns that:

(a)                                 Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Issuer of all right, title and interest in, to and under all Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Transferor or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Sale Portfolio to the Issuer which upon the delivery of the applicable Underlying Instruments to the Issuer (or to the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) and the filing of the financing statements shall be a first priority perfected security interest in all Sale Portfolio, subject only to Permitted Liens.

(b)                                 Eligibility of Sale Portfolio. (i) Schedule I is an accurate and complete listing of all the Sale Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such Sale Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Collateral Obligation conveyed hereunder, as of the Closing Date or its related Cut-Off Date, as applicable, satisfies the definition of “Collateral Obligation” under the Indenture and (iii) with respect to each item of the Sale Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any governmental authority or any Person required to be obtained, effected or given by the Transferor in connection with the transfer of an ownership interest or security interest in each item of Sale Portfolio to the Issuer have been duly obtained, effected or given and are in full force and effect.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of each Sale Portfolio to the Issuer, (y) the grant of a first priority perfected security interest in, to and under each Sale Portfolio pursuant to the Indenture by the Issuer and (z) the termination of this Agreement and the Indenture.  Upon discovery by the Transferor or the Issuer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Trustee immediately upon obtaining knowledge of such breach.

(c)                                  Retention Undertaking Letter.  Each representation of the Transferor, in its capacity as EU Retention Holder, in the Retention Undertaking Letter is true and correct and the EU Retention Holder is not in material breach of any of its obligations under the Retention Undertaking Letter.

Section 4.3.                                 Representations and Warranties of the Issuer. The Issuer makes the following representations and warranties, on which the Transferor relies in selling each Sale Portfolio to the Issuer hereunder and each of the Secured Parties relies upon in entering into the Indenture. As of the Closing Date and each Cut-Off Date thereafter (unless a specific date is specified below), the Issuer represents and warrants to the Transferor for the benefit of the Transferor and each of its successors and assigns that:

(a)                                 Organization and Good Standing. The Issuer has been duly formed and registered and is validly existing and in good standing as a limited liability company under the laws of the Cayman Islands or such other jurisdiction as permitted under the terms of the Transaction Documents, with the power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary power, authority and legal right to acquire and own each Sale Portfolio.

(b)                                 Due Qualification. The Issuer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(c)                                  Power and Authority; Due Authorization; Execution and Delivery. The Issuer (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the Purchase of each Sale Portfolio on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Issuer is a party have been duly executed and delivered by the Issuer.

(d)                                 All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment to which the Issuer is a party have been obtained.

(e)                                  Binding Obligation.  This Agreement and each other Transaction Document to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as enforceability may be limited by Bankruptcy Law and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(f)                                   No Violation.  The consummation of the transactions contemplated by this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Issuer’s certificate of formation, limited liability company agreement or any contractual obligation of the Issuer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Issuer’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law.

(g)                                  Value Given.  The Issuer has given reasonably equivalent value to the Transferor in exchange for the Sale of such Sale Portfolio. No such Sale has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any Bankruptcy Law.

(h)                                 No Proceedings.  There is no litigation, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Issuer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Issuer is a party or (iii) seeking any determination or ruling that, if determined adversely to the Issuer, would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or the other Transaction Documents to which the Issuer is a party.

(i)                                     Sale Agreement.  This Agreement, the Loan Assignments contemplated herein and the loan assignments required pursuant to the Underlying Instruments are the only agreements or arrangements pursuant to which the Issuer Purchases each Sale Portfolio Sold to it by the Transferor.

(j)                                    Compliance with Law.  The Issuer has complied in all respects with all applicable law to which it may be subject, and no item of any Sale Portfolio contravenes any applicable law.

ARTICLE V.

COVENANTS OF THE ISSUER

Section 5.1.                                 Covenants of Issuer Regarding Affiliate Transactions.  At any time after the Closing Date, the Issuer may sell Collateral Obligations to the Transferor or any affiliate thereof in an aggregate amount not to exceed 20% of the Net Purchased Loan Balance; provided, however, that the Issuer covenants and agrees that (i) the aggregate amount of Collateral Obligations sold to the Transferor or any affiliate thereof at a price greater than the Applicable Qualified Valuation shall not exceed 15% of the Net Purchased Loan Balance and (ii) it will not sell any Collateral Obligation to the Transferor or any affiliate thereof at a price greater than the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination (and to the extent such outstanding principal balance and accrued interest for such Collateral Obligation exceeds the fair market value thereof, such excess shall be deemed to be a distribution from the Issuer to the Transferor in respect of the Interests held by the Transferor).  For the avoidance of doubt, any sales by the Issuer to the Transferor or any affiliate thereof will be subject to Section 12.3 of the Indenture.

ARTICLE VI.

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE SALE PORTFOLIO

Section 6.1.                                 Rights of the Issuer.  The Transferor hereby authorizes the Issuer, the Portfolio Manager, the Trustee and/or their respective designees or assignees to take any and all steps in Transferor’s name and on behalf of the Transferor that the Issuer, the Portfolio Manager, the Trustee and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Sale Portfolios and to enforce or protect the Issuer’s and the Trustee’s rights under this Agreement, including endorsing the name of the Transferor on checks and other instruments representing Interest Proceeds and Principal Proceeds and enforcing such Sale Portfolio.

ARTICLE VII.

MISCELLANEOUS

Section 7.1.                                 Amendments; Limited Agency.  No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Issuer and the Transferor and consented to in writing by the Trustee.

Section 7.2.                                 Waivers; Cumulative Remedies.  No failure or delay on the part of the Issuer (or any assignee thereof) or the Transferor in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 7.3.                                 Notices.  All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 7.4.                                 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.5.                                 GOVERNING LAW; JURY WAIVER.  THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 7.6.                                 Counterparts.  For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.7.                                 Bankruptcy Non-Petition and Limited Recourse; Claims.  Each of the parties hereto hereby agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the other party hereto, any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. It agrees that it is subject to the Bankruptcy Subordination Agreement set forth in the Indenture, which is incorporated herein by reference, mutatis mutandis. In addition, neither party hereto shall have any recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the other party or any of its successors or assigns.

Section 7.8.                                 Binding Effect; Assignability.

(a)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)                                 The Trustee and the other Secured Parties shall be express third-party beneficiaries of this Agreement.

Section 7.9.                                 Headings and Exhibits.  The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.10.                          Third-Party Beneficiaries. The parties hereto hereby manifest their intent that, except as otherwise expressly provided herein, no third party (other than the Trustee, for the benefit of the Secured Parties) shall be deemed a third-party beneficiary to this Agreement, and specifically that the Obligors and issuers of Collateral Obligations are not third-party beneficiaries to this Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

BCC MIDDLE MARKET CLO 2019-1, LLC, as
the Issuer

	By:	Bain Capital Specialty Finance, Inc.,
its designated manager

	By:	/s/ Andrew S. Viens
		Name:	Andrew S .Viens
		Title:	Managing Director

BCC Middle Market CLO 2019-1, LLC
c/o Bain Capital Specialty Finance, Inc.
200 Clarendon Street, 37th Floor
Boston, Massachusetts 02116
Attention: Michael Boyle

BAIN CAPITAL SPECIALTY FINANCE, INC.,
as the Transferor

	By:	/s/ Andrew S. Viens
		Name:	Andrew S .Viens
		Title:	Managing Director

Bain Capital Specialty Finance, Inc.
200 Clarendon Street, 37th Floor
Boston, Massachusetts 02116
Attention: Michael Boyle

SCHEDULE I

SALE PORTFOLIO LIST

(See Attached)

Sch.I-1

EXHIBIT A

FORM OF LOAN ASSIGNMENT

LOAN ASSIGNMENT NO.     , dated as of     , from Bain Capital Specialty Finance, Inc. (the “Transferor”) to BCC Middle Market CLO 2019-1, LLC (the “Issuer”).

(A)                               We refer to the Loan Sale Agreement, dated as of August 28, 2019 (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”), by and between the Transferor and the Issuer.

(B)                               Defined Terms.  All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Cut—Off Date” shall mean, with respect to the Collateral Obligations designated hereby, [       ], [     ].

(C)                               Designation of Collateral Obligations.  Transferor delivers herewith a computer file or microfiche list containing a true and complete list of the Collateral Obligations Sold and assigned hereunder, identified by account number, the related Obligor and Principal Balance as of the Cut-Off Date.  Such computer file, microfiche list or other documentation shall be as of the date of this Loan Assignment incorporated into and made part of this Loan Assignment and is marked as Schedule I hereto.

(D)                               The Transferor does hereby Sell to the Issuer, and the Issuer hereby Purchases from the Transferor, all right, title and interest of the Transferor (whether now owned or hereafter acquired) in the Collateral Obligations and related Assets (the “Sale Portfolio”):

(E)                                This Loan Assignment is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Transferor is a party.  The Transferor acknowledges and agrees that the Issuer is accepting this Loan Assignment in reliance on the representations, warranties and covenants of the Transferor contained in the Transaction Documents to which the Transferor is a party.  The undersigned Responsible Officer of the Transferor hereby certifies to the Issuer, the Trustee and the other Secured Parties that all of the representations and warranties in Section 4.1 and Section 4.2 of the Agreement are true, accurate and complete as of the Cut-Off Date referenced above.

(F)                                 Ratification of the Agreement.  The Agreement is hereby ratified, and all references to the “Loan Sale Agreement,” to “this Agreement” and “herein” shall be deemed to be a reference to the Agreement as supplemented by this Loan Assignment.  Except as expressly amended hereby, all the representations, warranties, terms covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Agreement.

(G)                               It is the express intent of the parties hereto that the Sale of any Sale Portfolio by the Transferor to the Issuer hereunder be, and be treated for all purposes (other than for accounting

Ex. A-1

and tax purposes) as an absolute sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio.  It is, further, not the intention of the parties that such Sale be deemed a pledge of any such Sale Portfolio by the Transferor to the Issuer to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, any such Sale Portfolio is held to continue to be property of the Transferor, then the parties hereto agree that: (i) the Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of any such Sale Portfolio provided for hereunder shall be deemed to be a grant by the Transferor to the Issuer of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to such Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Sale Portfolio together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Issuer (or the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) of such Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Issuer pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of the Agreement.  Each of the Transferor and the Issuer shall, to the extent consistent with the Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if the Agreement were deemed to create a security interest in any Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under applicable law and will be maintained as such throughout the term of the Agreement.  The Issuer shall have, in addition to the rights and remedies which it may have under the Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(H)                              THIS LOAN ASSIGNMENT NO.     SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

[Remainder of Page Intentionally Left Blank]

Ex. A-2

IN WITNESS WHEREOF, the Transferor has caused this Loan Assignment to be executed by its duly authorized officer as of the date first above written.

BAIN CAPITAL SPECIALTY FINANCE, INC.,
as the Transferor

By:
Name:
Title:

Ex. A-3

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

Ex. A-4